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                                                                    EXHIBIT 10.2

                               WARRANT AGREEMENT

                         LOGICAL DESIGN SOLUTIONS, INC.

                           DATED AS OF March 19, 1997
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                               WARRANT AGREEMENT

                               Table of Contents

                                                                            Page
                                                                            ----

     1.    Issue of Warrant to Purchasers, Form of Warrants.................  3

     2.    Registration.....................................................  3

     3.    Transfer of Warrants.............................................  4

     4.    Term; Exercise...................................................  4

     5.    Surrender of Warrant Certificates................................  5

     6.    Mutilated or Missing Warrant Certificate.........................  5

     7.    Reservation of Common Stock, etc.................................  5

     8.    Anti-dilution Adjustments........................................  6

             8.1  Extraordinary Distributions...............................  6
             8.2  Equitable Adjustments.....................................  6
             8.3  Notice of Adjustment......................................  6
             8.4  Reflection of Adjustments on Certificates.................  7

     9.    [Intentionally Omitted]..........................................  7

    10.    Certain Events...................................................  7

    11.    Absence of Registration..........................................  8

    12.    Information Covenants............................................  8

           12.1   Notice of Stockholder Meetings............................  8
           12.2   Notice of Distributions...................................  9
           12.3   Financial Statements, etc.................................  9
           12.4   Proper Books and Records..................................  9

    13.    Notices..........................................................  9

    14.    Warrant Obligations Independent of Debt Obligations..............  9

    15.    Fractional Interests............................................. 10

    16.    Binding Effect; Survival......................................... 10

    17.    Counterparts..................................................... 10

    18.    Governing Law.................................................... 10

     WARRANT AGREEMENT dated as of March 19, 1997, between Logical Design Solutions, Inc., a New Jersey corporation (the "Company"), and the purchasers set forth on Schedule I attached hereto (each individually a "Purchaser" and
             ----------
collectively the "Purchasers"). The Purchasers, so long as they are holders of any warrants hereunder, together with any permitted transferees or assignees who are registered holders of any warrant issued hereunder or a like warrant or warrants issued upon the transfer of such warrant (each individually a "Warrant" and collectively the "Warrants") are referred to collectively as the "Holders" and individually as a "Holder."

     WHEREAS, pursuant to the terms of a 9% Senior Subordinated Debenture and Warrant Purchase Agreement dated as of March 19, 1997, among the Company, certain shareholders of the Company and the Purchasers (the "Purchase Agreement"), the Company has agreed to issue to each Purchaser a Warrant as hereinafter described to purchase shares of the Company's Common Stock, no par value per share (together with any other or additional classes of the Company's capital stock for which the Warrants may become exercisable in accordance with
Section 8.4 of this Agreement, the "Common Stock"), upon the terms and subject to the conditions set forth in the Purchase Agreement; and

     WHEREAS, the Company wishes to set forth, among other things, the provisions of such Warrants and the terms and conditions on which such Warrants may be issued, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1. Issue of Warrant to Purchasers, Form of Warrants.  The Company shall on
        ------------------------------------------------
the date hereof issue and deliver to the Purchasers Warrants to purchase an aggregate of 215,000 shares of Common Stock, subject to adjustment pursuant to
Section 8 hereof, for the purchase price set forth in the Purchase Agreement. Each Purchaser shall receive a Warrant to purchase the number of shares of such Common Stock set forth opposite such Purchaser's name on Schedule I attached
                                                         ----------
hereto. Each Warrant, and any additional Warrants which may be issued upon partial exercise, replacement or transfer of such Warrant or Warrants, shall be evidenced by, and subject to the terms of, a Warrant Certificate (including the Forms of Election to Purchase and Assignment attached thereto, a "Warrant Certificate") in the form of Exhibit A attached hereto, in each case executed on
                             ---------
behalf of the Company by the manual or facsimile signature of the President or Vice President of the Company, under its corporate seal affixed or in facsimile, and attested to by the Secretary or an Assistant Secretary of the Company. A Warrant Certificate evidencing the original Warrant issued to each Purchaser shall be executed and delivered to such Purchaser simultaneously with the execution of this Agreement. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrants and the issuance of Common Stock upon the exercise of Warrants.

     2. Registration.   All Warrant Certificates shall be numbered and shall be
        ------------
registered in a warrant register (the "Warrant Register") as they are issued. Subject to its compliance with the foregoing, the Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact of such Warrant for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person or entity, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith.

    3. Transfer of Warrants.  Any Warrant may be transferred or endorsed to
       --------------------
another party in whole or in part by (i) surrendering to the Company, or its duly authorized agent, for cancellation the existing Warrant Certificate evidencing the Warrant to be transferred, endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Company, duly executed by the Holder thereof in person or by a duly authorized representative, agent or attorney-in-fact appointed in writing, (ii) by supplying the Company with an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, to the effect that registration under the Securities Act of 1933 has been accomplished or is not necessary in connection with such transfer of Warrants, and (iii) by having the transferee agree in writing to be bound by the provisions of the Purchase Agreement, this Agreement, the Shareholders Agreement, dated March 19, 1997, by and among the Company, certain of its shareholders, and the Purchasers (the "Shareholders Agreement"), and the Redemption Agreement, dated March 19, 1997, by and among the Company and the Purchasers (the "Redemption Agreement"). Upon receipt thereof, the Company shall issue and deliver, in the name of the transferee, a new Warrant Certificate containing the same terms as the surrendered Warrant Certificate.
In the case of the transfer of fewer than all of the rights evidenced by the surrendered Warrant Certificate, the Company shall issue a new Warrant Certificate to the Holder thereof for the remaining number of shares specified in the Warrant Certificate so surrendered.

    4. Term; Exercise.  A Warrant entitles the Holder thereof to purchase the
       --------------
number of shares of Common Stock specified in the Warrant Certificate held by such Holder at a purchase price of $.01 per share (the "Exercise Price") at any time after 12:01 p.m. on March 20, 1997 and on or before 5:00 p.m. Boston Time on such date (the "Expiration Date") as is specified in a written note (the "Termination Notice") given by the Company to each registered holder of a Warrant Certificate; provided that such Termination Notice may not be given prior to March 19, 2004, and provided further that the Expiration Date shall be at least thirty (30) days after the date on which the Termination Notice is given. The Exercise Price and the number of shares issuable upon exercise of any Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, the Holder of a Warrant shall have the right, which may be exercised in whole or in part, to purchase from the Company, and the Company shall issue and sell to such Holder, the number of fully paid and non-assessable shares of Common Stock (together with any other shares of the Company's Common Stock issuable upon exercise of Warrants, the "Shares") specified in the Warrant Certificate held by such Holder. Such right shall be exercised by surrender to the Company, or its duly authorized agent, of such Warrant Certificate, with the Form of Election to Purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8, for the number of Shares in respect of which the Warrant is then exercised. Payment of such Exercise Price may be made in cash, by certified check or bank draft payable to the order of the Company, by wire transfer of immediately available funds, or by cancellation of the Warrant with respect to such number of Shares as have a fair market value (determined in good faith by the Board of Directors of the Company without regard to minority or illiquidity discount) equal to the Exercise Price of the Warrants which are being exercised. Upon such surrender of the Warrant Certificate and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrant, in such name or names as such Holder may designate (assuming such designation is to a transferee as permitted under Paragraph 3 hereof), a certificate or certificates for the number of full Shares so purchased, together with cash, as provided in Section 15 of this Agreement, in respect of any fraction of a Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person or entity so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrant Certificate and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of a Warrant Certificate and payment of such Exercise Price, the transfer books for the Common Stock (or, upon adjustment, such other class of stock as may be purchasable upon the exercise of the Warrant) shall be closed, the certificates for the Shares in respect of which such Warrant is then exercised shall be issued as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided further, however,
                                                             ----------------
that the transfer books shall not be closed at any time for a period longer than forty-eight (48) hours unless otherwise required by law. A Warrant shall be exercisable, at the election of the Holder thereof, either for all or for part only of the Shares specified in the Warrant Certificate and if any Warrant is exercised in part prior to the Expiration Date, the Company shall issue a new Warrant Certificate for the remaining number of Shares specified in the Warrant Certificate so surrendered.

    5. Surrender of Warrant Certificates.  Any surrender of a Warrant
       ---------------------------------
Certificate for transfer pursuant to Section 3 above or upon exercise pursuant to Section 4 above shall be made (a) to the Company at its principal office or
(b) to the Company at such other place or to such agent of the Company as the Company shall hereafter notify the Holders.

    6. Mutilated or Missing Warrant Certificate. If a Warrant Certificate is
       ----------------------------------------
mutilated, lost, stolen or destroyed, the Company shall issue and deliver (a) in exchange and substitution for and upon cancellation of any mutilated Warrant Certificate or (b) in lieu of and in substitution for any Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor representing an equivalent right or interest. Upon receipt by the Company of an affidavit of the treasurer, assistant treasurer, or other responsible official of any Purchaser (or, in the case of holders of Warrants other than a Purchaser, evidence reasonably satisfactory to the Company) of the ownership of and the loss, theft, destruction, or mutilation of a Warrant and (i) in case of loss, theft, or destruction of a Warrant, of indemnity reasonably satisfactory to it, or (ii) in the case of the mutilation of any Warrants, upon surrender and cancellation thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Warrant of like tenor. Transfer taxes or the like (if any) shall be paid by the Purchaser or the transferee.

    7. Reservation of Common Stock, etc.  The Company shall reserve for so long
       ---------------------------------
as any Warrant remains outstanding a number of authorized and unissued Shares sufficient to provide for the exercise of all such Warrants, and the transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), is hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued Shares as necessary for such purpose. The Company shall keep copies of this Agreement on file with the Transfer Agent and shall supply the Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash payable as provided in Section 15 of this Agreement. All Warrant Certificates surrendered upon the exercise of Warrants shall be canceled, and such canceled Warrant Certificates shall constitute sufficient evidence of the number of Shares which have been issued upon the exercise of Warrants. The Company shall furnish to the Transfer Agent a copy of all notices of adjustment, and certificates related thereto, required to be transmitted to each Holder pursuant to Section 8.6 hereof.

    8. Anti-dilution Adjustments.  The number and kind of Shares purchasable
       -------------------------
upon exercise of the Warrants shall be subject to adjustments from time to time upon the happening of the events hereinafter specified. No adjustment shall be made for any cash dividends or any Shares issued or issuable upon exercise of the Warrants. Notwithstanding any other provision hereof or of any Warrant, the Exercise Price shall not in any event be less than the par value (if any) of the Common Stock. The Company hereby covenants that, to the extent permitted by law, the par value of each share of Common Stock shall not be more than $.01 and the Company will not increase such par value so long as any Warrant is outstanding.

   8.1 Extraordinary Distributions.  If the Company makes any distribution of
       ---------------------------
its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company, each Holder of a Warrant shall, upon the exercise of such Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as reasonably determined in good faith by the board of directors of the Company) which would have been distributed to such Holder if such Holder had exercised such Holder's Warrant immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

   8.2 Equitable Adjustments.  If the Company (i) declares or pays a dividend on
       ---------------------
its Common Stock in shares of its capital stock or makes a distribution in shares of Common Stock, (ii) subdivides its outstanding Common Stock, (iii) combines its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issues any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of Shares of Common Stock for which Warrants are exercisable in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur, but no duplicative adjustment shall be made hereunder.

   8.3 Notice of Adjustment.  Whenever an adjustment is made pursuant to this
       --------------------
Section 8, the Company shall promptly cause a notice setting forth the adjusted number of Shares issuable upon exercise of each Warrant to be mailed to each Holder at such Holder's last address appearing on the Warrant Register and shall cause a certified copy thereof to be mailed to the Transfer Agent, if such Transfer Agent is not the Company. The Company shall, upon the request in writing of the Holders of a majority of the Warrants, retain a nationally recognized firm of independent public accountants of recognized standing selected by the board of directors of the Company to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holders and the Company.

   8.4 Reflection of Adjustments on Certificates.  Notwithstanding any
       -----------------------------------------
adjustments in the number or kind of Shares purchasable upon exercise of Warrants, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in the Warrant Certificate initially issuable pursuant to this Agreement.

  9. [Intentionally Omitted].
     ---------------------

 10. Certain Events.  If any of the following occurs on or before the
     --------------
Expiration Date:

        (a) a consolidation or merger of the Company with or into another entity (other than any merger as to which the Company is the surviving corporation and there is no change in the Common Stock in connection therewith),

        (b) a liquidating dividend with respect to the Common Stock, or

        (c) a tender offer or exchange offer with respect to the Common Stock (other than a tender offer opposed by the Company's board of directors),

(each, an "Event"), then, in connection with any such Event, each Holder of a Warrant shall have the right, in lieu of exercising such Warrant in advance of such Event and receiving the consideration which a Holder of the Shares issuable upon exercise of such Warrant would receive in connection with such consolidation or merger, liquidating dividend or tender offer (the "Event Consideration"), upon surrender of the Warrant Certificate evidencing such Warrant to the Company or its duly authorized agent or to the depositary or exchange agent, as the case may be, to receive the Event Consideration with respect to the Shares for which such Warrant is exercisable reduced by the Exercise Price. Such reduction in the Event Consideration shall first be applied to any cash included in the Event Consideration and, to the extent that such cash is less than the Exercise Price, the amount of the securities or other property to be received by such Holder shall be reduced by an amount that, together with any such cash, is (in the reasonable judgment of the Company's board of directors) equal to the Exercise Price. The Company hereby covenants

        (A) to give notice of any Event specified in (a) or (b) above to each Holder of Warrants at least fifteen (15) business days in advance of the record date for determining stockholders' rights with respect to such Event, and

        (B) that any agreements, resolutions, offers or other documents with respect to any Event shall contain terms consistent with the provisions of this Section 10 and, in the case of any Event specified in (c) above, shall be forwarded to each Holder of Warrants.

The provisions of this Section 10 shall also apply to successive Events.

    11. Absence of Registration.   By acceptance of a Warrant Certificate
        -----------------------
evidencing the Warrant, each Holder represents and agrees that such Holder is acquiring the Warrant, and that upon exercise thereof it will acquire the Shares, with its own funds for its own account for investment, and not with a view to any sale, distribution or transfer thereof in violation of the Securities Act of 1933 (the "Securities Act").

     Each Holder acknowledges that such Holder has been informed by the Company or by the previous Holder of the Warrant that the Warrant may not, under the Securities Act and applicable regulations thereunder, be re-sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Warrant Certificates and shares of Common Stock issuable upon exercise of Warrants shall bear the following legend:

     THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (i) A REGISTRATION STATEMENT FOR THIS SECURITY UNDER THE ACT IS IN EFFECT OR (ii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE.

    12. Information Covenants.
        ---------------------

        12.1 Notice of Stockholder Meetings.  Except as otherwise expressly
             ------------------------------
stated herein, nothing contained in this Agreement shall be construed as conferring upon any Holder the right to receive dividends, to vote or to consent to or receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company; provided, however, that if a meeting
                                            --------  -------
of the stockholders of the Company is called or if consents of the Company's stockholders are solicited to consider and take action on a proposal for (i) the declaration of a dividend with respect to Shares, other than in cash and payable out of its earned surplus, (ii) the redemption or repurchase of any Shares, other than pursuant to the Purchase Agreement, the Shareholders Agreement, or the Redemption Agreement or pursuant to repurchase agreements with employees,
(iii) the voluntary dissolution of the Company or (iv) any consolidation, merger or sale of all or substantially all of its property, assets, business and good will as an entirety, then the Company shall cause a notice thereof to be sent by first class mail, postage prepaid, at least

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

twenty (20) business days prior to the record date for determining stockholders entitled to vote at such meeting or to take action with respect to such consent, to each Holder of Warrants at such Holder's address appearing on the Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken at such meeting or by such consent.

   12.2 Notice of Distributions.  If the Company determines to make any
        -----------------------
distribution on its Common Stock, then the Company shall deliver a notice of its intention to make such distribution by first class mail, postage prepaid, at least twenty (20) business days prior to the record date for such distribution to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

   12.3 Financial Statements, etc.  Notwithstanding Section 12.1 above, the
        --------------------------
Company shall promptly deliver to each Holder copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Company or any of its subsidiaries shall file with the Securities and Exchange Commission. In addition, the Company shall deliver to each Holder all financial statements and other reports required to be delivered to holders of Debentures pursuant to paragraph 3.1 of the Purchase Agreement.

   12.4  Proper Books and Records.  The Company covenants that it will keep
         ------------------------
proper books and records in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities.

    13. Notices.  Any notice pursuant to this Agreement to be given or made by
        -------
any Holder to or on the Company shall be made by hand delivery, prepaid first-class mail (registered or certified, return receipt requested), telegraph, facsimile transmission (receipt confirmed), or overnight air courier guaranteeing next day delivery, addressed to the parties at their addresses set forth in the Purchase Agreement.

Any notice or demand authorized by this Agreement to be given or made by the Company to any Holder shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent as provided above, addressed to such Holder's address appearing on the Warrant Register, with a copy, in the case of a Purchaser, to James Westra, Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110 (facsimile transmission number: (617) 951-1295).

    14. Warrant Obligations Independent of Debt Obligations.  Pursuant to the
        ---------------------------------------------------
Purchase Agreement, the Company has issued 9% Senior Subordinated Debentures Due March 18, 2002, and 9% Junior Debentures Due March 19, 2003 (collectively, the "Subordinated Notes") to the Purchasers. The obligations of the Company or its affiliates with respect to the Warrants, including, without limitation, the obligations set forth in this Agreement, are independent of any obligations of the Company under the Subordinated Notes, and such obligations with respect to the Warrants shall remain valid and binding notwithstanding the performance of, or any breach by the Company or its affiliates with respect to, their obligations under the Subordinated Notes.

    15. Fractional Interests.  The Company shall not be required to issue
        --------------------
fractions of Shares on the exercise of Warrants. If the Company elects not to issue fractions of Shares, then with respect to any fraction of a Share that would otherwise have been issuable on the exercise of a Warrant, the Company shall purchase such fraction for an amount in cash equal to the fraction of the then current Exercise Price attributable to such fractional share.

    16. Binding Effect; Survival.  This Agreement shall survive the exercise of
        ------------------------
the Warrants and shall be binding upon the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Holders of the Warrants and each holder of Shares issued upon exercise of the Warrants.

    17. Counterparts.  This Agreement may be executed in any number of
        ------------
counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

    18. Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the internal laws of the Commonwealth of Massachusetts.
                [The rest of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as an instrument under SEAL as of the date for first above written.

                              LOGICAL DESIGN SOLUTIONS, INC.:

                              LOGICAL DESIGN SOLUTIONS, INC.

                              By:  /s/ Mary Kay Brooks
                                 ---------------------------
                                    Name: Mary Kay Brooks

                                    Title:   President

                              SUMMIT VENTURES IV, L.P.:

                              By:         Summit Partners IV, L.P.,

                              its General Partner

                              By:         Stamps, Woodsum & Co. IV,

                              its General Partner

                              By:  /s/ Kevin Mohan
                                 --------------------------
                                    General Partner

                              SUMMIT INVESTORS III, L.P.

                              By:  /s/ Kevin Mohan
                                 --------------------------
                                    Authorized Signatory

                                   /s/ Paul F. Lozier
                              -----------------------------
                              Paul F. Lozier